INCORPORATED UNDER THE LAWS OF NEVADA

NUMBER

SHARES

DMH INTERNATIONAL, INC.

Fully Paid Non Assessable $0.001 Par Value **COMMON STOCK**

CUSIP NO. 233225 10[illegible]

SPECIMEN

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of *DMH INTERNATIONAL, INC* *Capital Stock*

transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED
ACTION STOCK TRANSFER CORP.
7069 Highland Dr., Suite 300, Salt Lake City, UT 84121

By:____________________________
TRANSFER AGENT-AUTHORIZED SIGNATURE

PRESIDENT

DMH INTERNATIONAL, INC.
SEAL
NEVADA

SECRETARY